EXHIBIT 99.1

MEDIA CONTACT:

Gail Cohen

(914) 326-5162

gcohen@acorda.com

INVESTOR RELATIONS CONTACT:

Felicia Vonella

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Appoints Peter S. Carbone Senior Vice President, Quality

ARDSLEY, NY – February 4, 2019 – Acorda Therapeutics, Inc. (NASDAQ: ACOR) today announced that Peter S. Carbone has joined the Company as Senior Vice President, Quality. Mr. Carbone will report to Ron Cohen, M.D., President and CEO of Acorda and will be a member of the Company’s Leadership Team.

In his role, Mr. Carbone will lead Acorda’s Quality Assurance and Quality Control departments and manage all company-wide quality initiatives, including the Quality Management System. In addition, he will develop and maintain quality programs to ensure Acorda’s compliance with guidelines of the U.S. Food and Drug Administration (FDA) and other world-wide health authorities. Mr. Carbone will manage teams in Acorda’s Ardsley, New York headquarters and its Boston, Massachusetts manufacturing and development facilities.

“Peter brings to Acorda over 30 years of pharmaceutical and industry experience in engineering, quality and technical management,” said Dr. Cohen, “We are delighted to welcome him to our leadership team. One of our top priorities is to continue to the build upon the strong track record of success of our quality teams as we manufacture and commercialize INBRIJA and develop other products in our pipeline. Peter’s leadership will be critical to these efforts.”

Before joining Acorda, Mr. Carbone was the Vice President of Quality Solids Americas & Special Technologies at Novartis, responsible for the oversight of eight manufacturing facilities in North and South America and Europe, and for commercial Quality for all Sandoz products distributed in the US.

“I am very excited to be joining Acorda. The approval of INBRIJA is an important milestone for the Company and for patients, and I look forward to partnering with the Company’s Quality teams to maintain and build on the excellent systems they have developed,” said Carbone.

Prior to joining Novartis, Mr. Carbone spent over two decades in a variety of roles of increasing seniority at a number of pharmaceutical companies, including Allergan, where he was the Vice President of Biologics Quality, and Amgen, where he was the Executive Director of Corporate Quality-Validation. He has a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute. He is a previous member of the ISPE International Board of Directors, the ISPE Quality Metrics Steering Committee and PhRMA GQMC.

About Acorda Therapeutics
Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA™ (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in patients with Parkinson’s treated with carbidopa/levodopa. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market Inbrija or any other products under development; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of Inbrija to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for Inbrija, Ampyra and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of Ampyra (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; the risk of unfavorable results from future studies of Inbrija (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs ; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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